                                                                    EXHIBIT 99.1

                     HAT WORLD CORPORATION AND SUBSIDIARIES

                        Consolidated Financial Statements
                           and Supplemental Schedules

                            January 31, 2004 and 2003

                   (With Independent Auditors' Report Thereon)

                     HAT WORLD CORPORATION AND SUBSIDIARIES

                                TABLE OF CONTENTS

                                                                                               PAGE
Independent Auditors' Report                                                                     1

Consolidated Balance Sheets                                                                      2

Consolidated Statements of Operations                                                            3

Consolidated Statements of Stockholders' Equity                                                  4

Consolidated Statements of Cash Flows                                                            5

Notes to Consolidated Financial Statements                                                       6

SUPPLEMENTARY INFORMATION:

Independent Auditors' Report on Supplementary Information                                       17

Consolidated Schedules of Retail Operating Expenses                                             18

Consolidated Schedules of General and Administrative Expenses                                   19

                          INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors
Hat World Corporation:

We have audited the accompanying consolidated balance sheets of Hat World Corporation and Subsidiaries (the Company) as of January 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hat World Corporation and Subsidiaries as of January 31, 2004 and 2003 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 1(m) to the consolidated financial statements, effective February 1, 2002, the Company adopted the provisions of EITF Issue 02-16, Accounting by a Customer (including a Reseller) for Cash Consideration Received from a Vendor.

/s/ KPMG LLP

March 5, 2004

                     HAT WORLD CORPORATION AND SUBSIDIARIES

                           Consolidated Balance Sheets

                            January 31, 2004 and 2003

                             (Dollars in thousands)

                                                                                    2004               2003
                                                                                  --------           --------
                                     ASSETS

Current assets:
     Cash and cash equivalents                                                    $  4,579              1,466
     Receivables                                                                       645                529
     Inventories                                                                    30,691             27,600
     Deferred income taxes                                                           1,287              1,785
     Prepaid expenses and other assets                                                 318                427
                                                                                  --------           --------
                    Total current assets                                            37,520             31,807
                                                                                  --------           --------

Property and equipment:
     Leasehold improvements                                                         19,337             14,424
     Furniture and fixtures                                                         10,369              8,154
     Office and computer equipment                                                   9,877              7,639
     Vehicles                                                                           22                 22
                                                                                  --------           --------
                                                                                    39,605             30,239

     Less accumulated depreciation and amortization                                (15,790)           (10,714)
                                                                                  --------           --------
                    Property and equipment, net                                     23,815             19,525

Deferred income taxes                                                                   --                229
Deferred financing costs                                                                52                 66
Intangible assets                                                                       83                 --
                                                                                  --------           --------
                                                                                  $ 61,470             51,627
                                                                                  ========           ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current maturities of notes payable and long-term debt                       $    549              1,960
     Accounts payable, trade                                                        11,571             11,605
     Accrued expenses                                                                5,454              2,652
     Deferred revenue                                                                3,863              1,931
     Income taxes payable                                                            6,273              2,867
                                                                                  --------           --------
                    Total current liabilities                                       27,710             21,015

Accrued straight-line rent                                                           1,450              1,134
Deferred income taxes                                                                  240                 --
Notes payable and long-term debt, less current maturities                              408              8,631
                                                                                  --------           --------
                    Total liabilities                                               29,808             30,780
                                                                                  --------           --------

Stockholders' equity:
     Series A convertible preferred stock, no par value. Authorized
         2,000,000 shares; issued and outstanding 189,724 shares                     1,000              1,000
     Series B redeemable convertible preferred stock, $0.0001 par value.
         Authorized, issued, and outstanding 222,780 shares                         10,600             10,600
     Common stock, par value $0.01 per share. Authorized 10,000,000
         shares; issued and outstanding 3,373,446 shares                                34                 34
     Additional paid-in capital                                                      5,313              5,313
     Retained earnings                                                              14,715              3,900
                                                                                  --------           --------
                                                                                    31,662             20,847

                                                                                  $ 61,470             51,627
                                                                                  ========           ========

See accompanying notes to consolidated financial statements.

                     HAT WORLD CORPORATION AND SUBSIDIARIES

                      Consolidated Statements of Operations

                      Years ended January 31, 2004 and 2003

                             (Dollars in thousands)

                                                                             2004                2003
                                                                          ---------           ---------
Net sales                                                                 $ 199,419             156,641
Cost of sales                                                                92,738              75,432
Selling and administrative                                                   87,734              72,414
Acquisition-related integration costs                                            --                 266
                                                                          ---------           ---------
                   Income from operations before interest                    18,947               8,529

Other income (expense):
     Interest income                                                              1                   3
     Interest expense                                                        (1,269)             (1,569)
                                                                          ---------           ---------
                   Income before income taxes and cumulative
                       effect of accounting change                           17,679               6,963

Income tax expense                                                           (6,865)             (3,026)
                                                                          ---------           ---------
                   Income before cumulative effect of accounting
                       change                                                10,814               3,937

Cumulative effect of change in accounting principle, net of
     taxes of $207 (note 1(m))                                                   --                (310)
                                                                          ---------           ---------
                   Net income                                             $  10,814               3,627
                                                                          =========           =========

See accompanying notes to consolidated financial statements.

                     HAT WORLD CORPORATION AND SUBSIDIARIES

                 Consolidated Statements of Stockholders' Equity

                      Years ended January 31, 2004 and 2003

                             (Dollars in thousands)

                                         COMMON STOCK                            ADDITIONAL
                                  -------------------------       PREFERRED        PAID-IN         RETAINED
                                    SHARES          AMOUNT          STOCK          CAPITAL         EARNINGS          TOTAL
                                  ---------       ---------       ---------      ----------        --------         ------
Balance at January 31, 2002       3,173,446       $      32         11,600          4,237              274          16,143
     Exercised warrants             200,000               2             --          1,076               --           1,078
     Net income                          --              --             --             --            3,626           3,626
                                  ---------       ---------         ------          -----           ------          ------
Balance at January 31, 2003       3,373,446              34         11,600          5,313            3,900          20,847
     Net income                          --              --             --             --           10,815          10,815
                                  ---------       ---------         ------          -----           ------          ------
Balance at January 31, 2004       3,373,446       $      34         11,600          5,313           14,715          31,662
                                  =========       =========         ======          =====           ======          ======

See accompanying notes to consolidated financial statements.

                     HAT WORLD CORPORATION AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                      Years ended January 31, 2004 and 2003

                             (Dollars in thousands)

                                                                                       2004              2003
                                                                                     --------           ------
Cash flows from operating activities:
     Net income                                                                      $ 10,814            3,626
     Adjustments to reconcile net income to net cash provided
          by operating activities:
            Depreciation                                                                5,300            3,927
            Other amortization                                                             67              152
            Cumulative effect of change in accounting principle, net of tax                --              310
            Deferred income taxes                                                         967             (625)
            Loss on sale of property and equipment                                        223              123
            Changes in operating assets and liabilities, excluding
                effects of acquisitions:
                   Receivables                                                           (116)           1,812
                   Inventories                                                         (2,941)          (1,378)
                   Prepaid expenses and other assets                                      109              (17)
                   Accounts payable, trade                                                (34)          (1,636)
                   Accrued expenses                                                     2,802              181
                   Deferred revenue                                                     1,932              865
                   Accrued straight-line rent                                             316              470
                   Income taxes payable                                                 3,406            2,174
                                                                                     --------           ------
                       Net cash provided by operating activities                       22,845            9,984
                                                                                     --------           ------

Cash flows from investing activities:
     Property and equipment purchases                                                  (9,398)          (4,476)
     Proceeds from sale of property and equipment                                          30               55
     Acquisitions, net of cash acquired                                                  (695)            (774)
                                                                                     --------           ------
                       Net cash used in investing activities                          (10,063)          (5,195)
                                                                                     --------           ------

Cash flows from financing activities:
     Payment of loan fees                                                                 (25)             (20)
     Net repayments on line of credit                                                  (7,674)          (1,901)
     Proceeds from issuance of notes payable                                               --              446
     Principal payments on debt, including capital lease obligations                   (1,970)          (4,563)
     Proceeds from warrants exercised                                                      --            1,079
                                                                                     --------           ------
                       Net cash used in financing activities                           (9,669)          (4,959)
                                                                                     --------           ------
                       Net change in cash and cash equivalents                          3,113             (170)

Cash and cash equivalents at beginning of year                                          1,466            1,636
                                                                                     --------           ------
Cash and cash equivalents at end of year                                             $  4,579            1,466
                                                                                     ========           ======
Supplemental disclosures of cash flow information:
     Cash paid during the year:
         Interest                                                                    $    670            1,152
         Income taxes                                                                   2,491            1,328

Supplemental schedule of noncash investing and financing activities:
     Note payable issued for acquisition                                             $     --              388
     Capital lease obligations incurred for equipment                                      --            1,642

See accompanying notes to consolidated financial statements.

                     HAT WORLD CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                            January 31, 2004 and 2003

                             (Dollars in thousands)

(1)   PRINCIPAL ACTIVITY AND SIGNIFICANT ACCOUNTING POLICIES

      (a)   PRINCIPAL BUSINESS ACTIVITY

            Hat World Corporation through its wholly owned subsidiaries, Hat World, Inc. and HATWORLD.COM, Inc., operates specialty retail stores and an e-commerce web site, primarily to sell licensed and branded headwear and apparel. The first store was opened November 3, 1995 and at January 31, 2004, 481 stores were operating in forty-four states. Hat World, Inc. stores operate under the following names:
            Hat World, Lids, Hat Zone, and Cap Factory.

      (b)   PRINCIPLES OF CONSOLIDATION

            The consolidated financial statements include the accounts of Hat World Corporation and its wholly owned subsidiaries, Hat World, Inc. and HATWORLD.COM, Inc. (collectively the Company). All significant intercompany balances and transactions have been eliminated in consolidation.

      (c)   USE OF ESTIMATES

            The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      (d)   CASH EQUIVALENTS

            The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

      (e)   TRADE ACCOUNTS RECEIVABLE

            Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. The Company determines the allowance, if any, based on historical write-off experience. The Company reviews its allowance for doubtful accounts monthly. Past due balances over 90 days and a specified amount are reviewed individually for collectibility. All other balances are reviewed on a pooled basis. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

      (f)   INVENTORIES

            Inventories are valued at the lower of average cost or market.

      (g)   PROPERTY AND EQUIPMENT

            Property and equipment are stated at cost. Equipment held under capital leases is stated at the present value of the minimum lease payments. Depreciation is computed on a straight-line basis over the

                                                                     (Continued)

                     HAT WORLD CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                            January 31, 2004 and 2003

                             (Dollars in thousands)

            estimated useful lives of the respective assets. Amortization of equipment under capital leases and leasehold improvements is computed on a straight-line basis over the shorter of the lease term or estimated useful life of the asset and amortization is included in depreciation expense. The useful lives of property and equipment are as follows:

Furniture and fixtures                            5 - 7 years
Office and computer equipment                     3 - 5 years
Vehicles                                              5 years
Leasehold improvements                           1 - 11 years

            The carrying value of property and equipment is assessed when factors indicating an impairment are present. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. If an impairment is present, an impairment loss is recognized and the assets are reported at recoverable fair value. No impairment loss was recognized in 2004 or 2003.

            Certain costs incurred to develop the Company's e-commerce site and the costs associated with developing software related to the services offered to customers of the site are capitalized in accordance with Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, and EITF 00-2, Accounting for Web Site Development Costs. Approximately $19 and $173 was capitalized during the fiscal years ended January 31, 2004 and 2003, respectively, and is included in office and computer equipment. These costs will be amortized over the expected useful life, generally three years.

      (h)   DEFERRED FINANCING COSTS

            Loan origination fees and financing costs are amortized to interest expense using the straight-line method over the terms of the related financing.

      (i)   RENT EXPENSE

            Rent expense charged to operations differs from rent paid because of the effect of free rent periods and scheduled rent increases. Accrued straight-line rent represents the accumulated difference between rent payments and rent expense calculated by allocating total rental payments over the respective lease terms.

      (j)   INCOME TAXES

            The Company accounts for income taxes using the asset and liability approach. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax

                                                                     (Continued)

                     HAT WORLD CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                            January 31, 2004 and 2003

                             (Dollars in thousands)

            assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      (k)   REVENUE RECOGNITION

            The Company records revenue at the point of sale for retail stores and at the time of shipment for catalog and e-commerce sales. The Company also sells memberships which entitle purchasers to additional discounts. The Company defers recognition of membership fee revenue, net of incremental direct costs associated with the membership sale, over the term of the membership.

      (l)   STOCK-BASED COMPENSATION

            The Company accounts for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. All options are issued at the current market price on the date of issuance and, accordingly, no stock-based employee compensation cost has been recognized for its stock options in the financial statements.

            The per share weighted average fair value of stock options granted during fiscal 2003 was $.525 on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: expected dividend yield of 0%, risk-free interest rate of 2.23%, and an expected life of 5 years. As permitted by SFAS 123, no volatility assumption is included in the calculation of fair value because the Company is privately owned. There were no stock options granted during fiscal 2004.

            Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, Accounting for Stock-Based Compensation, the Company's net earnings would have been reduced to the pro forma amounts indicated below:

                                                                         2004              2003
                                                                       --------           -----
Net income:
      As reported                                                      $ 10,814           3,626
      Total stock-based employee compensation
          expense determined under fair value based
          method for all awards                                            (119)           (409)
                                                                       --------           -----
                      Pro forma                                        $ 10,695           3,217
                                                                       ========           =====

      (m)   CASH CONSIDERATION RECEIVED FROM VENDORS

            In fiscal 2003, the Emerging Issues Task Force of the FASB reached a consensus on Issue 02-16, Accounting by a Customer (including a Reseller) for Cash Consideration Received from a Vendor. Issue 02-16 provides guidance on the income statement classification and timing of recognition of cash consideration received from vendors, including rebates and reimbursements for expenses such as cooperative advertising. In accordance with Issue 02-16, reimbursements for cooperative

                                                                     (Continued)

                     HAT WORLD CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                            January 31, 2004 and 2003

                             (Dollars in thousands)

            advertising expenses are recorded as a reduction of advertising expense to the extent of the specific, incremental, identifiable costs incurred to promote the vendor's products. Any amounts received in excess of costs reimbursed are considered a reduction in the cost of the related inventory. The Company adopted Issue 02-16 effective February 1, 2002, and has recorded a cumulative effect adjustment of $310, net of tax of $207. The cumulative effect adjustment results from vendor consideration initially recognized in fiscal 2002 that is recorded as a reduction of inventory costs under Issue 02-16. The effect of the change in fiscal 2003 was to decrease net income before cumulative effect of accounting change by $43.

      (n)   ADVERTISING

            Advertising costs are expensed as incurred. These costs are net of cooperative advertising reimbursements. The Company incurred $86 and $48 of net advertising costs in 2004 and 2003, respectively.

      (o)   RECLASSIFICATIONS

            Certain amounts in the 2003 consolidated financial statements have been reclassified to conform with the 2004 presentation.

(2)   ACQUISITIONS

      In February 2003, Hat World acquired substantially all the assets of Cap Factory including 2 stores. The purchase price was $275. The acquisition was accounted for as a purchase and the entire cost was allocated to the net assets acquired. The acquired operations are included in the Consolidated Statement of Operations commencing on February 13, 2003.

      In March 2003, Hat World acquired the Hat Zone franchise business (9 stores) and purchased 2 stores previously operated as Hat Zone franchises. The purchase price for the Hat Zone franchise business was $100. The acquisition was accounted for as a purchase and the entire cost was allocated to intangible assets. The purchase price for the 2 Hat Zone franchisee stores was $320, net of cash acquired, and the entire cost was allocated to the net assets acquired. Both acquired operations are included in the Consolidated Statement of Operations commencing on April 1, 2003.

      In November 2002, the Company acquired substantially all of the assets of Hat Zone Corporation, a specialty retail store selling primarily baseball-style caps with stores primarily in the Midwestern United States. The Hat Zone franchise stores were not purchased at that time. The total purchase price was $774 of cash and $1,047 of liabilities assumed. Additional payments were made in fiscal 2004 related to contingencies in the purchase agreement totaling $100. The acquisition was accounted for as a purchase and the entire cost was allocated to the net assets acquired. The acquired operations are included in the Consolidated Statement of Operations commencing on November 15, 2002.

                                                                     (Continued)

                     HAT WORLD CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                            January 31, 2004 and 2003

                             (Dollars in thousands)

(3)   NOTES PAYABLE AND LONG-TERM DEBT

      Notes payable and long-term debt consists of:

                                                                                           2004            2003
                                                                                         -------          ------
Variable rate line of credit with a bank of $25,000 at January 31, 2004 and $20 million at January 31, 2003, due April 30, 2006, interest at prime rate
      (4.00% at January 31,
      2004 and 4.25% at January 31, 2003)                                                $    --           7,674

Subordinated loan with a venture capital firm, which is a major shareholder of the Company. Principal payments of
      $500,000 due July of 2003 plus interest at 12%, net of
      unamortized discount of $10,342 at January 2003                                         --             490

Subordinated loan with a venture capital firm, which is a major shareholder of the Company, due July 2003. Varying
      principal payments and quarterly interest payments at 6.00%
      above prime rate (10.25% at January 31, 2003)                                           --             750

Various notes payable                                                                         --              58

Capital lease obligations, at varying rates of imputed interest
      from 7% to 12.9% secured by property and equipment                                     957           1,619
                                                                                         -------          ------
                                                                                             957          10,591
Less current maturities                                                                      549           1,960
                                                                                         -------          ------
                                                                                         $   408           8,631
                                                                                         =======          ======

      Substantially all assets of the Company are pledged as collateral for the loans with the venture capital firm and bank. In addition, the loan agreement with the bank contains restrictive covenants requiring minimum levels of net worth, interest coverage, and limiting additional indebtedness and distributions.

      Notes payable and long-term debt maturities are as follows:

                                                                         AMOUNT
                                                                      ------------
Years ending January 31:
      2005                                                            $        549
      2006                                                                     408
                                                                      ------------
                                                                      $        957
                                                                      ============

                                                                     (Continued)

                     HAT WORLD CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                            January 31, 2004 and 2003

                             (Dollars in thousands)

(4)   ACCRUED EXPENSES

      Accrued expenses include the following at January 31, 2004 and 2003:

                                                          2004             2003
                                                         ------           -----
Compensation, related withholdings and benefits          $3,812           1,305
Sales taxes                                                 599             630
Gift certificates                                           891             693
Other                                                       152              24
                                                         ------           -----
                                                         $5,454           2,652
                                                         ======           =====

(5)   EMPLOYEE BENEFIT PLAN

      The Company has a 401(k) retirement plan which covers all employees who meet eligibility requirements. Employees may defer a maximum of 15% of their salary. The Company will match 50% of the first 5% of the employee's elective deferral. The Company may also make additional contributions to the plan at the discretion of the board of directors. The Company's contributions for 2004 and 2003 were $86 and $82, respectively.

(6)   INCOME TAXES

      Total income tax expense (benefit) for the years ended January 31, 2004 and 2003 was allocated as follows:

                                                                   2004             2003
                                                                  ------           -----
Income tax before cumulative effect of accounting change          $6,865           3,026
Cumulative effect of accounting change                                --            (207)
                                                                  ------           -----
                                                                  $6,865           2,819
                                                                  ======           =====

                                                                     (Continued)

                     HAT WORLD CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                            January 31, 2004 and 2003

                             (Dollars in thousands)

      Income tax expense (benefit) for the years ended January 31, 2004 and 2003 follows:

                         2004             2003
                        ------           -----
Federal:
      Current           $4,417           3,014
      Deferred             845            (547)
                        ------           -----
                         5,262           2,467
                        ------           -----

State:
      Current            1,481             637
      Deferred             122             (78)
                        ------           -----
                         1,603             559
                        ------           -----
                        $6,865           3,026
                        ======           =====

      The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 34% to income before income taxes and cumulative effect of accounting change for the years ended January 31, 2004 and 2003 due to the following:

                                                                2004               2003
                                                              -------             -----
Computed "expected" tax expense                               $ 6,010             2,367
Increase (decrease) in income taxes resulting from:
      State income taxes, net of federal tax benefit            1,058               369
      Other                                                      (203)              290
                                                              -------             -----
                                                              $ 6,865             3,026
                                                              =======             =====

                                                                     (Continued)

                     HAT WORLD CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                            January 31, 2004 and 2003

                             (Dollars in thousands)

      The components of deferred tax assets (liabilities) as of January 31, 2004 and 2003 follow:

                                                             2004              2003
                                                           -------            ------
Deferred tax assets attributable to:
      Inventory reserves                                   $    --               281
      Deferred revenue                                       1,530               765
      Accrued straight-line rent                               574               449
      Net operating loss and credit carryforwards               --               739
      Other                                                     40               119
                                                           -------            ------
                      Deferred tax assets                    2,144             2,353
                                                           -------            ------

Deferred tax liabilities attributable to:
      Inventory reserves                                       283                --
      Property and equipment depreciation                      814               339
                                                           -------            ------
                      Deferred tax liabilities               1,097               339
                                                           -------            ------
                      Net deferred tax assets                1,047             2,014
Less current portion                                        (1,287)           (1,785)
                                                           -------            ------
                      Non current portion                  $  (240)              229
                                                           =======            ======

(7)   LEASE COMMITMENTS

      The Company leases all of its store locations and a warehouse under noncancelable lease agreements with terms ranging from less than one year to eleven years. In most cases, management expects that in the normal course of business, leases will be renewed or replaced by other leases. Generally, under these leases, the Company is obligated for certain minimum rentals, real estate taxes, utilities, insurance and contingent rentals based upon sales volume. Rent expense under these leases was $26,845 and $22,914 for the years ended January 31, 2004 and 2003, respectively. Included in the total rent expense for the years ended January 31, 2004 and 2003 was $557 and $171, respectively, representing contingent rent based upon sales volume. The Company also leases equipment under long-term capital lease agreements that expire in various years through November 2005. The Company is required to pay executory costs such as insurance and maintenance.

                                                   2004               2003
                                                 -------             -----
Capitalized leased assets consist of:
      Equipment                                  $ 2,170             2,856
          Less accumulated depreciation             (642)             (436)
                                                 -------             -----
                                                 $ 1,528             2,420
                                                 =======             =====

                                                                     (Continued)

                     HAT WORLD CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                            January 31, 2004 and 2003

                             (Dollars in thousands)

      Minimum lease payments for capital and operating leases in future years are as follows:

                                                                                CAPITAL                 OPERATING
                                                                                 LEASES                  LEASES
                                                                            ----------------          ------------
Years ending January 31:
      2005                                                                  $            603                19,016
      2006                                                                               422                16,944
      2007                                                                                --                14,516
      2008                                                                                --                11,540
      2009                                                                                --                 8,615
      Thereafter                                                                          --                15,984
                                                                            ----------------          ------------
                      Total minimum lease payments                                     1,025          $     86,615
                                                                                                      ============
Less interest                                                                            (67)
                                                                            ----------------
                      Present value of minimum lease
                           payments (note 3)                                $            958
                                                                            ================
                                                                                   ???

(8)   STOCK OPTIONS AND WARRANTS

      EMPLOYEE-BASED STOCK OPTIONS

      During 2001, the Company amended the 1998 stock option plan to fix the number of stock options that may be granted to not more than 18,000 shares so that no new options may be granted from this plan. In addition, the Board approved the adoption of the 2001 Stock Option Plan (Plan), which provides for the issuance of both incentive and nonqualified stock options to employees, officer, directors, and consultants of the Company. The 2001 plan provides for the issuance of up to 862,000 shares of common stock, with all options vesting and becoming fully exercisable based on the terms included in the individual participant's option agreement. The maximum number of shares which may be issued in any one year is 400,000 to any one optionee.

      The per share fair value of the options granted during 2003 was approximately $1.865 on the dates of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: expected dividend yield of 0%; risk-free interest rate of 3.65%; expected lives of 10 years; and volatility of 44.95%.

                                                                     (Continued)

                     HAT WORLD CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                            January 31, 2004 and 2003

                             (Dollars in thousands)

      A summary of the status of the Company's stock options and warrants as of January 31, 2004 and 2003, and changes during the years then ended is presented below:

                                                        2004                                2003
                                           ----------------------------        ----------------------------
                                                               WEIGHTED                            WEIGHTED
                                                                AVERAGE                             AVERAGE
                                                               EXERCISE                            EXERCISE
                                             SHARES              PRICE           SHARES              PRICE
                                           ---------           --------        ---------           --------
Outstanding at beginning of year           1,342,780           $   5.22          740,569           $   5.70
Granted                                           --                 --          846,211               5.00
Exercised                                         --                 --         (200,000)              5.39
Forfeited                                     (3,000)              5.00          (44,000)              8.14
                                           ---------                           ---------
Outstanding at end of year                 1,339,780               5.19        1,342,780               5.19
                                           =========                           =========
Exercisable at year-end                    1,174,843               5.20          890,906               5.22

      A summary of the Company's options and warrants outstanding and exercisable as of January 31, 2004 is as follows:

                                                                            2004
                              ----------------------------------------------------------------------------------------------------
                                                 OUTSTANDING                                                 EXERCISABLE
                              ---------------------------------------------------              -----------------------------------
                                                WEIGHTED
                                                 AVERAGE                 WEIGHTED                                         WEIGHTED
                                NUMBER          REMAINING                 AVERAGE                NUMBER                    AVERAGE
                              OUTSTANDING      CONTRACTUAL               EXERCISE              EXERCISABLE                EXERCISE
    EXERCISE PRICES           AT 1/31/03          LIFE                     PRICE               AT 1/31/03                   PRICE
-------------------------     -----------      -----------               --------              -----------                --------
Fixed options/ warrants:
 $       4.00  -     7.00      1,299,780           7.43                  $   5.04               1,134,843                 $   5.03
         7.00  -    10.00         40,000           7.40                     10.00                  40,000                    10.00
                               ---------                                 --------               ---------                 --------
                               1,339,780                                 $   5.19               1,174,843                 $   5.20
                               =========                                 ========               =========                 ========

(9)   STOCKHOLDERS' EQUITY

      (a)   CONVERTIBLE PREFERRED STOCK

            Series A Preferred Stock is convertible to shares of common stock at a rate of one-to-one, has a liquidation preference equal to its original issue price and has no redemption features.

                                                                     (Continued)

                     HAT WORLD CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                            January 31, 2004 and 2003

                             (Dollars in thousands)

      (b)   REDEEMABLE CONVERTIBLE PREFERRED STOCK

            On June 12, 2001, Hat World Corporation issued 2,227,800 shares of Series B Redeemable Convertible Preferred Stock (Series B preferred stock) at $4.76 per share. The holders of the preferred stock have special voting powers and preferences. Specifically, the Series B Preferred Stock has a liquidation preference of $4.76 per share increased at a rate of 13.5%, compounded annually commencing on the closing date.

            The Series B Preferred Stock may be redeemed at the option of the holder in whole or in part at any time after June 12, 2006 at the greater of $4.76 per share in cash, plus 13.5% compounded annually, or the fair market value of the Common Stock, as determined by an appraiser selected by the Board. The Series B Preferred Stock is convertible at the option of the holder into shares of the Company's Common Stock on a one-for-one basis at any time prior to redemption, subject to certain anti-dilution adjustments and EBITDA adjustment provisions. Holders of the Series B Preferred Stock vote together as a single class and shall vote as a single class with all other classes and series of capital stock of the Company and not as a separate class.

(10)  RELATED PARTY TRANSACTIONS

      The Company had two subordinated loans outstanding at January 31, 2003 with a major shareholder as discussed in note 3. The Company also incurs a monthly monitoring fee in connection with the Series B preferred stock which totaled $175 for each of the years ended January 31, 2004 and 2003. Amounts payable to this related party totaled $31 and $29 at January 31, 2004 and 2003, respectively.

(11)  SUBSEQUENT EVENT

      On February 5, 2004, the Company entered into an agreement to be acquired by Genesco Inc. ("Genesco"), a leading retailer and marketer of branded footwear.

      Under the terms of the agreement, the total sales price will be $165 million, subject to adjustment for changes in net debt and working capital and for certain tax benefits. The transaction has been approved by the boards of directors of Genesco and the Company, and closing, which is subject to customary conditions including regulatory approvals, is expected in the first quarter of fiscal 2005.

                            SUPPLEMENTARY INFORMATION

                         INDEPENDENT AUDITORS' REPORT ON

                            SUPPLEMENTARY INFORMATION

The Stockholders and Board of Directors
Hat World Corporation:

We have audited and reported separately herein on the consolidated financial statements of Hat World Corporation as of and for the years ended January 31, 2004 and 2003.

Our audits for the years ended January 31, 2004 and 2003 were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplementary information included in schedules 1 and 2 for the years ended January 31, 2004 and 2003, is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

March 5, 2004

                                                                      SCHEDULE 1

                     HAT WORLD CORPORATION AND SUBSIDIARIES

               Consolidated Schedules of Retail Operating Expenses

                      Years ended January 31, 2004 and 2003

                                                                      2004                           2003
                                                             ---------------------                ----------
Compensation                                                 $          29,394,521                24,318,879
Store rent                                                              26,085,061                22,435,219
Depreciation and amortization                                            4,381,087                 3,188,821
Payroll taxes                                                            2,615,264                 2,165,793
Utilities                                                                1,949,302                 1,848,121
Bank and credit card service fees                                        2,031,205                 1,624,425
Advertising                                                                 86,418                    48,633
Office supplies                                                            953,077                   839,146
Business insurance                                                         225,616                   168,675
Telephone                                                                  523,988                   545,081
Employee benefits                                                        1,159,234                   593,061
Payroll processing fees                                                    127,663                   122,604
Maintenance and repairs                                                    614,721                   531,205
Bad debts                                                                  142,312                   110,037
Miscellaneous                                                              150,059                   140,143
Straight-line rent                                                         316,459                   470,119
Special events                                                             219,426                        --
                                                             ---------------------                ----------
                                                             $          70,975,413                59,149,962
                                                             =====================                ==========

See accompanying independent auditors' report on supplementary information.

                                                                      SCHEDULE 2

                     HAT WORLD CORPORATION AND SUBSIDIARIES

          Consolidated Schedules of General and Administrative Expenses

                      Years ended January 31, 2004 and 2003

                                                                      2004                           2003
                                                             ---------------------                ----------
Compensation                                                 $           8,894,421                 7,447,676
Store opening                                                              127,977                    35,089
Travel and entertainment                                                 1,164,828                   996,083
Depreciation and amortization                                              774,591                   680,765
Payroll taxes                                                              640,257                   564,180
Office supplies                                                            213,578                   260,756
Telephone                                                                  298,961                   313,369
Rent                                                                        64,550                    49,984
Employment related expenses                                                107,846                   108,995
Professional fees                                                          609,021                   605,114
Promotions and contests                                                     47,732                    44,501
Meetings                                                                   107,940                    90,214
Bank and credit card service fees                                           64,906                    70,601
Licenses and taxes                                                         536,892                   474,529
Maintenance and repairs                                                     26,758                    34,177
Dues and subscriptions                                                      26,642                    31,645
Utilities                                                                   16,755                    31,308
Insurance                                                                   51,012                    39,462
Franchise fees                                                              18,549                        --
                                                             ---------------------                ----------
                                                             $          13,793,216                11,878,448
                                                             =====================                ==========

See accompanying independent auditors' report on supplementary information.